Exhibit 99.1

FOR IMMEDIATE RELEASE

Group 1 Automotive Reports on Impact from Severe Winter Weather on U.S. Operations

HOUSTON, February 18, 2014 — Group 1 Automotive, Inc. (NYSE: GPI), an international, Fortune 500 automotive retailer, today provided an update on the impact from inclement weather on its U.S. stores.

The severe weather that has impacted large portions of the U.S. this winter has caused significant business interruptions that span 1-3 days per weather event for a majority of Group 1’s U.S. dealerships. In total, 105 of Group 1’s 118 U.S. stores have been impacted by hazardous driving conditions and road closures that have resulted in either store closures or a significant decrease in store traffic during the events. For the Quarter, these storm events equate to 391 lost store selling days or the equivalent of about a 9% loss in total available selling days through February 16 of this year.

“While we lose selling days every winter, the severity and extremely widespread nature of the storms this year is far beyond our normal experience. We have lost days in areas of the country that stretch from Houston to New Orleans to Atlanta that are normally safe from winter weather and our stores in areas like Boston, New Jersey, New York, New Hampshire, Oklahoma, and Kansas have seen significant closures that far exceed normal winter conditions,” said Earl J. Hesterberg, Group 1’s president and chief executive officer. “We would ultimately expect new and used sales not to be lost, only deferred, but it is unlikely that all of the sales will be recovered in the first quarter. More importantly, lost service days are difficult to recover as our service capacity is somewhat finite. In addition, many of our stores are spending above normal amounts on snow removal and lot cleaning services as multiple storms sweep through our markets, with our concentration of stores in the Northeast being particularly hard hit. The combination of these factors is likely to negatively impact our First Quarter results by 15 to 20 cents per share.”

About Group 1 Automotive, Inc.
Group 1 owns and operates 150 automotive dealerships, 190 franchises, and 37 collision centers in the United States, the United Kingdom and Brazil that offer 34 brands of automobiles. Through its dealerships, the Company sells new and used cars and light trucks; arranges related vehicle financing; sells service and insurance contracts; provides automotive maintenance and repair services; and sells vehicle parts.

Group 1 Automotive can be reached on the Internet at www.group1auto.com.
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which are statements related to future, not past, events and are based on our current expectations and assumptions regarding our business, the economy and other future conditions. In this context, the forward-looking statements often include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future acquisitions and business strategy, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “should,” “foresee,” “may” or “will” and similar expressions. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties that may cause actual results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, (a) general economic and business conditions, (b) the level of manufacturer incentives, (c) the future regulatory environment, (d) our ability to obtain an inventory of desirable new and used vehicles, (e) our relationship with our automobile manufacturers and the willingness of manufacturers to approve future acquisitions, (f) our cost of financing and the availability of credit for consumers, (g) our ability to complete acquisitions and dispositions and the risks associated therewith, (h) foreign exchange controls and currency fluctuations, and (i) our ability to retain key personnel. For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.
SOURCE: Group 1 Automotive, Inc.

Investor contacts:
Sheila Roth
Manager, Investor Relations
Group 1 Automotive, Inc.
713-647-5741 | sroth@group1auto.com

Media contacts:
Pete DeLongchamps
V.P. Manufacturer Relations and Public Affairs
Group 1 Automotive, Inc.
713-647-5770 | pdelongchamps@group1auto.com
or
Clint Woods
Pierpont Communications, Inc.
713-627-2223 | cwoods@piercom.com